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                                                                    Exhibit 21.1


                              Antares Pharma, Inc.
                         Subsidiaries of the Registrant



                                                 State or Other Jurisdiction
Name                                                   of Formation
----                                             ---------------------------

Antares Pharma AG                                       Switzerland
Antares Pharma IPL AG                                   Switzerland
Antares Pharma NV                                  Netherlands, Antilles